PRICING SUPPLEMENT NO. 47                                      Rule 424(b)(3)
DATED: October 8, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes           Book Entry Notes
$11,275,000               [x]                           [x]

Original Issue Date:      Fixed Rate Notes              Certificated Notes
October 10, 1997          [_]                           [_]


Maturity Date:
October 10, 2000

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:



                                                Optional            Optional
                         Redemption             Repayment           Repayment
Redeemable On            Price(s)               Date(s)             Price(s)
-------------            -----------            ----------          ---------

N/A                      N/A                    N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Quarterly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly


[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.06%
-------------------------------------

*        On the 10th of each January, April, July and October.

**       On the 10th of each January, April, July and October.

*** Three month LIBOR as of October 8, 1997, plus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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